SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 7, 2008

Zealous Trading Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-26383	88-0325940
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1800 Century Park East, Suite 200 , Los Angeles, CA	90067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  310 895-7778

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective July 7, 2008, Mr. Bill Dully was appointed to act as our Chief Financial Officer and Chief Operating Officer.

Mr. Dully’s business experience includes service at Upper Deck where he served in various capacities from 1993 through 2003, including Chief Operating Officer of Worldwide Operations of all Upper Deck Companies.  Innovations such as the Tiger Woods rookie card, MJ product lines, Sweet Spot, memorabilia cards, and Upper Deck Entertainment, were all introduced and distributed worldwide under his co-leadership.

In 2003, Mr. Dully joined Don Russ Score Entertainment.  Under Mr. Dully’s leadership Don Russ experienced a dramatic turnaround and earned the number one spot in sales for Baseball and Football cards two years in a row.

Mr. Dully currently sits on a Board of Directors for Ault Glazer and Company, Inc. and consults for Ray Taccolini the CEO of Activa Global.  In addition, Mr. Dully has served as the CEO of Global Authentication since 2008.

There are no family relationships between Mr. Dully and any of our directors or executive officers.

Mr. Dully has not had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years.  At this time, we do not have any employment or compensation agreement with Mr. Dully.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zealous Trading Group, Inc.

/s/ Milton C. Ault, III
Milton C. Ault, III
Chief Executive Officer

Date: July 10, 2008